RENASANT CORPORATION
M&F LEGACY OPTION PLAN

THIS M&F LEGACY OPTION PLAN (the “Plan”) was adopted by the Board of Directors of Renasant Corporation (the “Company”) pursuant to Section 2.8 of that certain Agreement and Plan of Merger dated February 6, 2013, by and between the Company and Renasant Bank and First M&F Corporation (“First M&F”), and Merchants and Farmers Bank (“M&F Bank”), pursuant to which First M&F will merge with and into the Company, and M&F Bank will merge with and into Renasant Bank, and the separate existence of each such affected entity shall cease (the “Merger Agreement”; the consummation of such transactions referred to herein as the “Merger”);

1.    Recitals. This Plan is made and adopted in consideration of the following:

a.    First M&F sponsors the First M&F Corporation Stock Option Plan, as amended, which plan was first effective as of April 14, 1999, and the First M&F Corporation 2005 Equity Incentive Plan, as amended, which plan was first effective as of April 13, 2005 (collectively, the “M&F Legacy Plans”), each such Legacy Plan providing for the grant or award of $5.00 par value per share common stock issued by First M&F (“M&F Stock”);

b.    As of the Merger, a maximum of 22,000 options to acquire M&F Stock granted under the Legacy Plans shall remain outstanding and exercisable;

c.    Under the terms of the Merger Agreement, the Company has agreed to assume such options in accordance with their terms, provided that they shall be converted to options to acquire shares of $5.00 par value per share common stock issued by Renasant Corporation (“Renasant Stock”), as provided under the terms of the Merger Agreement (as assumed and converted hereunder the “Legacy Options”).

2.    Administration:

This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”), who shall possess all administrative power and authority granted under the M&F Legacy Plans and such other power and authority as they may deem necessary or advisable in connection with the administration of the Legacy Options, as set forth herein.

3.    Shares Reserved For Issuance:

3.1    Number and Type of Shares. Subject to adjustment as provided in Section 3.2 hereof, an aggregate of 14,125 shares of the Renasant Stock may be issued hereunder, which shares may be authorized but unissued shares, treasury shares or shares acquired on the open market or through private purchase.

3.2    Adjustment. In the event of any merger, consolidation or reorganization of the Company, there shall be substituted for each share of Renasant Stock then subject to this Plan the number and kind of shares of stock or other securities to which the holders of Renasant Stock are entitled in such transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the number of shares of Renasant Stock then outstanding for which the Company does not receive consideration, the number of shares of Renasant Stock then subject to this Plan shall be adjusted in proportion to the change in outstanding shares of Renasant

Stock. In the event of any such substitution or adjustment, the exercise price of any Legacy Option and the number of shares of Renasant Stock issuable pursuant to any such option shall be adjusted to the extent necessary to prevent the dilution or enlargement thereof.

4.    Legacy Options; Option Holders:

4.1    Legacy Options. Appendix 1 hereto sets forth the holders of each Legacy Option, including the number of Legacy Options held and the exercise price and expiration dates thereof, each such option and the exercise price thereof having been determined in accordance with Section 2.8(a) of the Merger Agreement.

    4.2    Option Agreements. Each Legacy Option shall be evidenced by a Legacy Option Agreement, the potential terms of which shall be substantially identical to those set forth in the First M&F Corporation Stock Option Plan, as amended, the First M&F Corporation 2005 Equity Incentive Plan, as amended, any individual grant letter issued under such plans, and this Plan, including Appendix 1 hereto.

4.3    No Grants or Awards. No additional options or other forms of equity incentives shall be granted or awarded hereunder.

5.    General Provisions:

5.1    Amendment and Termination. The Committee shall possess the authority to amend the terms of this Plan and the Legacy Options hereunder; provided, however, that no such amendment shall materially impair any Legacy Option without the prior written consent of each holder thereof. This Plan shall terminate as of the date on which all such Legacy Options shall have been exercised or expired in accordance with their terms.

5.2    Issuance of Certificates; Legends. The issuance of Renasant Stock upon the exercise of a Legacy Option hereunder may be made in book entry form or certificated, in the discretion of the Company. The obligation of the Company to deliver Renasant Stock hereunder shall be subject to all applicable laws, regulations, rules and approvals deemed necessary or appropriate by the Committee. Shares of Renasant Stock issued hereunder may be legended as the Committee shall deem appropriate.

5.3    Governing Law. The validity, construction and effect of this Plan and any option granted hereunder shall be determined in accordance with the laws of the State of Mississippi.

5.4    No Fractional Shares. Fractional shares shall not be issued hereunder.

THIS PLAN was approved by the Board of Directors of Renasant Corporation on July 16, 2013.

/s/ RENASANT CORPORATION

RENASANT CORPORATION
M&F LEGACY OPTION PLAN
APPENDIX 1

Option Holder	Number of M&F Options	M&F Exercise Price)	No. Legacy Options	Legacy Option Exercise Price	Legacy Option Expiration Date
Wiggers	1,000	$4.89	642	$7.61	CD*
Cheek	1,000	$17.00	642	$26.46	5/01/15
	1,000	$13.84	642	$21.54	CD*
	1,000	$4.12	642	$6.41	CD*
Crocker	1,000	$17.00	642	$26.46	5/01/15
	1,000	$13.84	642	$21.54	CD*
	1,000	$4.12	642	$6.41	CD*
Ivey (Retired 4/13/11)	1,000	$17.00	642	$26.46	4/13/14
	400	$13.84	257	$21.54	4/13/14
Love, III	1,000	$5.14	642	$8.00	CD*
McCaffery (Retired 4/11/12)	1,000	$19.06	642	$29.67	4/11/15
	400	$5.14	257	$8.00	4/11/15
Nelson (Term expired 4/10/13)	1,000	$19.00	642	$29.57	4/10/16
	400	$4.89	257	$7.61	4/10/16
Petit, Jr.	1,000	$17.00	642	$26.46	5/01/15
	1,000	$13.84	642	$21.54	CD*
	1,000	$4.12	642	$6.41	CD*
Ritter, Jr. (Retired 4/13/11)	1,000	$17.00	642	$26.46	4/13/14
	400	$13.84	257	$21.54	4/13/14
Sams (Retired 4/13/11)	1,000	$17.00	642	$26.46	4/13/14
	400	$13.84	257	$21.54	4/13/14
Tims	1,000	$19.06	642	$29.67	5/01/16
	1,000	$5.14	642	$8.00	CD*
Terrell	1,000	$19.06	642	$29.67	5/01/16
	1,000	$5.14	642	$8.00	CD*
Total	22,000	N/A	14,125	N/A	N/A

*    “CD” refers to the date that is three years after the Merger, which date shall be fixed by the Committee hereunder.